Exhibit 99.1
Sandisk Reports Fiscal Third Quarter 2026 Financial Results
News Summary
•Third quarter revenue was $5.95 billion, up 97% sequentially and above the guidance range, with GAAP net income reported at $3,615 million ($23.03 diluted net income per share). Revenue outperformance was driven by both our mix shift toward higher-value customers, with Datacenter up 233%, and higher pricing. Third quarter Non-GAAP diluted net income per share was $23.41.
•Ended the fiscal third quarter with three signed New Business Model (“NBM”) agreements. Signed two additional NBM agreements in the fiscal fourth quarter.
•Expect fourth quarter revenue to be in the range of $7.75 billion to $8.25 billion, with expected Non-GAAP diluted net income per share to be in the range of $30.00 to $33.00.

MILPITAS, Calif. — April 30, 2026 — Sandisk Corporation (Nasdaq: SNDK) today reported fiscal third quarter financial results.

“This quarter marks a fundamental inflection point for Sandisk — where our technology leadership is enabling a deliberate shift in our mix toward the highest-value end markets, led by Datacenter,” said David Goeckeler, CEO of Sandisk. “We are also advancing to a new business model built on multi-year customer engagements backed by firm financial commitments. Together, this transformation is driving structurally higher and more durable earnings power,” continued Mr. Goeckeler. “With a zero-debt balance sheet, strong cash generation, and a recently authorized share repurchase program, we are positioned to deliver substantial long-term value creation for our shareholders.”

Q3 2026 Financial Highlights

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q3 2026	Q2 2026	Q/Q	Q3 2026	Q2 2026	Q/Q
Revenue	$5,950	$3,025	up 97%	$5,950	$3,025	up 97%
Gross Margin	78.4%	50.9%	up 27.5 ppt	78.4%	51.1%	up 27.3 ppt
Operating Expenses	$551	$476	up 16%	$448	$413	up 8%
Operating Income	$4,111	$1,065	up 286%	$4,218	$1,133	up 272%
Net Income	$3,615	$803	up 350%	$3,675	$967	up 280%
Diluted Net Income Per Share	$23.03	$5.15	up 347%	$23.41	$6.20	up 278%

	GAAP			Non-GAAP
($ in millions, except per share amounts)	Q3 2026	Q3 2025	Y/Y	Q3 2026	Q3 2025	Y/Y
Revenue	$5,950	$1,695	up 251%	$5,950	$1,695	up 251%
Gross Margin	78.4%	22.5%	up 55.9 ppt	78.4%	22.7%	up 55.7 ppt
Operating Expenses	$551	$2,263	down 76%	$448	$383	up 17%
Operating Income (Loss)	$4,111	$(1,881)	up 319%	$4,218	$2	*
Net Income (Loss)	$3,615	$(1,933)	up 287%	$3,675	$(43)	*
Diluted Net Income (Loss) Per Share	$23.03	$(13.33)	up 273%	$23.41	$(0.30)	*
* Not a meaningful figure

End Market Summary

Revenue ($ in millions)	Q3 2026	Q2 2026	Q/Q	Q3 2025	Y/Y
Datacenter	$1,467	$440	up 233%	$197	up 645%
Edge	$3,663	$1,678	up 118%	$927	up 295%
Consumer	$820	$907	down 10%	$571	up 44%
Total Revenue	$5,950	$3,025	up 97%	$1,695	up 251%
Additional details can be found within the Company’s earnings presentation, which is accessible online at investor.sandisk.com.

Business Outlook for Fiscal Fourth Quarter of 2026

(in millions, except per share amounts)	GAAP	Non-GAAP(1)
Revenue	$7,750 - $8,250	$7,750 - $8,250
Gross Margin	78.9% - 80.9%	79.0% - 81.0%
Operating Expenses	$523 - $558	$480 - $500
Interest and Other Income (Expense), Net	$12 - $32	$10 - $30
Tax Expense (2)	N/A	$775 - $875
Diluted Net Income Per Share	N/A	$30.00 - $33.00
Diluted Shares Outstanding	~ 158	~ 158

(1) Non-GAAP gross margin guidance excludes stock-based compensation expense, totaling approximately $4 million to $6 million. The Company’s Non-GAAP operating expenses guidance excludes stock-based compensation expense, totaling approximately $43 million to $58 million. The Company’s Non-GAAP interest and other income (expense), net guidance excludes the accretion of the present value discount on consideration receivable from the sale of an interest in a subsidiary, totaling approximately $2 million. In the aggregate, Non-GAAP diluted net income per share guidance excludes these items totaling $45 million to $62 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other income (expense), net, and Non-GAAP diluted net income per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the Company excludes from its Non-GAAP diluted net income per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other income (expense), net, and Non-GAAP diluted net income per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other income (expense), net and diluted net income per share, respectively) are not available without unreasonable effort.
(2) Non-GAAP tax expense is determined based on a Non-GAAP pre-tax income or loss. Our estimated Non-GAAP tax expense may differ from our GAAP tax expense (i) due to differences in the tax treatment of items excluded from our Non-GAAP net income or loss; (ii) due to the fact that our GAAP income tax expense or benefit recorded in any interim period is based on an estimated forecasted GAAP tax expense for the full year, excluding loss jurisdictions; and (iii) because our GAAP taxes recorded in any interim period are dependent on the timing and determination of certain GAAP operating expenses.

Basis of Presentation
On February 21, 2025, Sandisk Corporation (the “Company”) completed its separation from Western Digital Corporation (“WDC”) and became a standalone publicly traded company.
The Company’s financial and operating results after the separation are presented on a consolidated basis. For periods prior to the separation, the Company’s historical combined financial statements were prepared on a carve-out basis and were derived from WDC’s consolidated financial statements and accounting records and prepared as if the Company existed on a standalone basis. The financial statements for all periods presented, including the historical results of the Company prior to February 21, 2025, are now referred to as “Consolidated Financial Statements” and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).
Investor Communications
The investment community conference call to discuss these results and the Company’s business outlook for the fiscal fourth quarter of 2026 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.sandisk.com.
About Sandisk
Sandisk is a leading developer, manufacturer and provider of data storage devices and solutions based on NAND flash technology. With a differentiated innovation engine driving advancements in storage and semiconductor technologies, our broad and ever-expanding portfolio delivers powerful flash storage solutions for everyone from students, gamers and home offices, to the largest enterprises and public clouds to capture, preserve, access and transform an ever-increasing diversity of data. Our solutions include a broad range of solid state drives, embedded products, removable cards, universal serial bus drives, and wafers and components. Learn more about Sandisk at www.Sandisk.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements regarding expectations for: the Company’s business outlook and operational and financial performance for the fiscal fourth quarter of 2026 and beyond; the Company’s ability to implement a new business model, drive higher and more durable earnings power and deliver long-term value creation; and the Company’s growth and continuing technological leadership. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward looking statements. The financial results for the Company’s fiscal third quarter ended April 3, 2026 included in this press release represent the most current information available to management. Actual results when disclosed in the Company’s Form 10-Q may differ from these results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the review by the Company’s independent registered accounting firm; and other developments that may arise between now and the filing of the Company’s Form 10-Q. Other key risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: adverse changes in global or regional economic conditions, including the impact of evolving trade policies, tariff regimes and trade wars; volatility in demand for the Company’s products; pricing trends and fluctuations in average selling prices; inflation; changes in interest rates and a potential economic recession; future responses to and effects of global health crises; the impact of business and market conditions; the impact of competitive products and pricing; the Company’s development and introduction of products based on new technologies and management of technology transitions; risks associated with strategic initiatives, including restructurings, acquisitions, divestitures, cost saving measures and joint ventures; risks related to product defects; difficulties or delays in product ramps, manufacturing or other supply chain disruptions; our reliance on strategic relationships with key partners, including Kioxia Corporation; the attraction, retention and development of skilled management and technical talent; risks associated with the use of artificial intelligence in our business operations; changes to the Company’s relationships with key customers or consolidation among our customer base; compromise, damage or interruption from cybersecurity incidents or other data system security risks; our reliance on intellectual property; fluctuations in currency exchange rates; actions by competitors; risks associated with compliance with changing legal and regulatory requirements; and other risks and uncertainties listed in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.
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Sandisk and the Sandisk logo are registered trademarks or trademarks of Sandisk Corporation or its affiliates in the United States and/or other countries.

SANDISK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; except par value, unaudited)

	April 3, 2026	June 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$3,735	$1,481
Accounts receivable, net	2,726	1,068
Inventories	2,238	2,079
Income tax receivable	81	66
Other current assets	388	392
Total current assets	9,168	5,086
Property, plant and equipment, net	649	619
Notes receivable and investments in Flash Ventures	684	654
Goodwill	4,994	4,999
Deferred tax assets	87	58
Income tax receivable, non-current	134	80
Other non-current assets	1,359	1,489
Total assets	$17,075	$12,985
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$416	$366
Accounts payable to related parties	435	400
Contract liabilities	323	25
Accrued expenses	383	400
Accrued compensation	329	173
Income tax payable, current	31	43
Current portion of long-term debt	—	20
Total current liabilities	1,917	1,427
Deferred tax liabilities	17	17
Income tax payable, non-current	783	131
Long-term debt	—	1,829
Non-current contract liabilities	188	—
Other liabilities	393	365
Total liabilities	3,298	3,769
Shareholders’ equity:
Common stock, $0.01 par value; authorized — 450 shares; issued and outstanding — 148 shares and 146 shares, respectively	$1	$1
Additional paid-in capital	11,289	11,248
Retained earnings (Accumulated deficit)	2,746	(1,784)
Accumulated other comprehensive loss	(259)	(249)
Total shareholders’ equity	13,777	9,216
Total liabilities and shareholders’ equity	$17,075	$12,985

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Revenue, net	$5,950	$1,695	$11,283	$5,454
Cost of revenue	1,288	1,313	4,393	3,740
Gross profit	4,662	382	6,890	1,714
Operating expenses:
Research and development	337	285	980	847
Selling, general and administrative	161	139	479	411
Goodwill impairment	—	1,830	—	1,830
Loss on debt extinguishment	46	—	46	—
Business separation costs	7	9	25	50
Employee termination and other	—	—	(2)	5
(Gain) loss on business divestiture	—	—	10	(34)
Total operating expenses	551	2,263	1,538	3,109
Operating income (loss)	4,111	(1,881)	5,352	(1,395)
Interest and other income (expense):
Interest income	12	6	40	11
Interest expense	(6)	(16)	(71)	(22)
Other income (expense), net	(10)	(10)	(153)	(55)
Total interest and other income (expense), net	(4)	(20)	(184)	(66)
Income (loss) before taxes	4,107	(1,901)	5,168	(1,461)
Income tax expense	492	32	638	157
Net income (loss)	$3,615	$(1,933)	$4,530	$(1,618)

Net income (loss) per common share:
Basic	$24.43	$(13.33)	$30.82	$(11.16)
Diluted	$23.03	$(13.33)	$29.42	$(11.16)

Weighted average shares outstanding:
Basic	148	145	147	145
Diluted	157	145	154	145

SANDISK CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	April 3, 2026	March 28, 2025	April 3, 2026	March 28, 2025
Cash flows from operating activities
Net income (loss)	$3,615	$(1,933)	$4,530	$(1,618)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	38	37	112	127
Stock-based compensation	54	44	165	133
Goodwill impairment	—	1,830	—	1,830
Deferred income taxes	(32)	(16)	(42)	7
(Gain) loss on disposal of assets	1	—	1	(1)
Impairment of cost method investments	—	—	5	1
Unrealized foreign exchange (gain) loss	19	(1)	39	(6)
(Gain) loss on business divestiture	—	—	10	(34)
Loss on debt extinguishment	46	—	46	—
Amortization of debt issuance costs and discounts	1	1	6	1
Equity loss in investees, net of dividends received	12	9	58	68
Gain on sale of investments	—	—	(9)	—
Other non-cash operating activities, net	2	7	20	17
Settlement of accrued interest on Notes due to Western Digital Corporation	—	(3)	—	(99)
Changes in:
Accounts receivable, net	(1,487)	(42)	(1,658)	(11)
Inventories	(268)	11	(159)	(241)
Accounts payable	(39)	42	36	99
Accounts payable to related parties	2	26	35	(28)
Contract liabilities	486	—	486	—
Accrued expenses	17	(10)	(21)	3
Income taxes payable	631	—	640	—
Accrued compensation	56	(44)	156	(38)
Other assets and liabilities, net	(116)	68	89	(220)
Net cash provided by (used in) operating activities	3,038	26	4,545	(10)
Cash flows from investing activities
Purchases of property, plant and equipment	(45)	(44)	(134)	(159)
Proceeds from dispositions of business	—	210	25	401
Notes receivable issuances to Flash Ventures	(83)	(8)	(339)	(274)
Notes receivable proceeds from Flash Ventures	45	246	174	428
Distributions from Flash Ventures	—	—	—	176
Strategic investments and other, net	—	—	11	1
Net cash provided by (used in) investing activities	(83)	404	(263)	573
Cash flows from financing activities
Issuance of stock under employee stock plans	—	—	24	—
Taxes paid on vested stock awards under employee stock plans	(102)	(6)	(149)	(6)
Proceeds from debt	—	1,970	—	1,970
Repayment of debt	(650)	—	(1,900)	—
Debt issuance costs	—	(32)	—	(32)
Proceeds from borrowings on Notes due to Western Digital Corporation	—	—	—	550
Proceeds from principal repayments on Notes due from Western Digital Corporation	—	—	—	101
Repayments of principal on Notes due to Western Digital Corporation	—	—	—	(76)
Transfers to Western Digital Corporation	—	(1,656)	—	(1,887)
Net cash provided by (used in) financing activities	(752)	276	(2,025)	620
Effect of exchange rate changes on cash	(7)	(3)	(3)	(4)
Net increase in cash and cash equivalents	2,196	703	2,254	1,179
Cash and cash equivalents, beginning of year	1,539	804	1,481	328
Cash and cash equivalents, end of period	$3,735	$1,507	$3,735	$1,507

Supplemental disclosure of cash flow information:
Cash paid for interest	$49	$3	$111	$102
Cash received for interest	12	—	40	2
Cash paid for income taxes	25	10	117	10
Non-cash transfers of:
Notes due to (from) Western Digital Corporation	—	550	—	1,223
Other assets and liabilities, net, from Western Digital Corporation	—	61	—	105
Contribution of equity interest in Unis Venture from Western Digital Corporation	—	61	—	61
Property, plant and equipment from Western Digital Corporation	—	2	—	27
Tax balances to Western Digital Corporation	—	22	—	8
Tax indemnification liability to Western Digital Corporation	—	(112)	—	(112)

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Nine Months Ended
	April 3, 2026	January 2, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP gross profit	$4,662	$1,541	$382	$6,890	$1,714
Stock-based compensation expense	4	5	3	13	12
Non-GAAP gross profit	$4,666	$1,546	$385	$6,903	$1,726

GAAP operating expenses	$551	$476	$2,263	$1,538	$3,109
Goodwill impairment	—	—	(1,830)	—	(1,830)
Stock-based compensation expense	(50)	(53)	(41)	(152)	(121)
Business separation costs	(7)	(9)	(9)	(25)	(50)
Employee termination and other	—	(1)	—	2	(5)
(Loss) gain on business divestiture	—	—	—	(10)	34
Loss on debt extinguishment	(46)	—	—	(46)	—
Non-GAAP operating expenses	$448	$413	$383	$1,307	$1,137

GAAP operating income (loss)	$4,111	$1,065	$(1,881)	$5,352	$(1,395)
Gross profit adjustments	4	5	3	13	12
Operating expense adjustments	103	63	1,880	231	1,972
Non-GAAP operating income (loss)	$4,218	$1,133	$2	$5,596	$589

GAAP interest and other income (expense), net	$(4)	$(128)	$(20)	$(184)	$(66)
Other, net	1	94	(2)	105	(6)
Non-GAAP interest and other income (expense), net	$(3)	$(34)	$(22)	$(79)	$(72)

GAAP income tax expense	$492	$134	$32	$638	$157
Income tax adjustments	48	(2)	(9)	56	(38)
Non-GAAP income tax expense	$540	$132	$23	$694	$119

SANDISK CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	April 3, 2026	January 2, 2026	March 28, 2025	April 3, 2026	March 28, 2025
GAAP net income (loss)	$3,615	$803	$(1,933)	$4,530	$(1,618)
Goodwill impairment	—	—	1,830	—	1,830
Stock-based compensation expense	54	58	44	165	133
Business separation costs	7	9	9	25	50
Employee termination and other	—	1	—	(2)	5
(Gain) loss on business divestiture	—	—	—	10	(34)
Loss on debt extinguishment	46	—	—	46	—
Other, net	1	94	(2)	105	(6)
Income tax adjustments	(48)	2	9	(56)	38
Non-GAAP net income (loss)	$3,675	$967	$(43)	$4,823	$398

Diluted net income (loss) per share
GAAP	$23.03	$5.15	$(13.33)	$29.42	$(11.16)
Non-GAAP	$23.41	$6.20	$(0.30)	$31.32	$2.71

Diluted weighted average shares outstanding:
GAAP	157	156	145	154	145
Non-GAAP	157	156	145	154	147

Cash flows
Cash flow provided by (used in) operating activities	$3,038	$1,019	$26	$4,545	$(10)
Purchases of property, plant and equipment, net	(45)	(39)	(44)	(134)	(159)
Free cash flow	2,993	980	(18)	4,411	(169)
Activity related to Flash Ventures, net	(38)	(137)	238	(165)	330
Adjusted free cash flow	$2,955	$843	$220	$4,246	$161

To supplement the condensed consolidated financial statements presented in accordance with GAAP, the table above sets forth Non-GAAP gross profit; Non-GAAP operating expenses; Non-GAAP operating income; Non-GAAP interest and other income (expense), net; Non-GAAP income tax expense; Non-GAAP net income (loss); Non-GAAP diluted net income (loss) per share; Non-GAAP diluted weighted average shares outstanding; Free cash flow; and Adjusted free cash flow (collectively, the “Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or alternatives for measures prepared in accordance with GAAP and may be different from similarly titled Non-GAAP measures used by other companies. The Company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the Company’s earnings performance and comparing it against prior periods. Specifically, the Company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains, and losses that the Company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the Company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, goodwill impairment, stock-based compensation expense, business separation costs, employee termination and other, (gain) loss on business divestiture, loss on debt extinguishment, other adjustments, and income tax adjustments. The Company believes these measures, along with the related reconciliations to the most directly comparable GAAP measures, provide additional detail and comparability for assessing the Company’s results. These Non-GAAP measures are some of the primary indicators management uses for assessing the Company’s performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
As described above, the Company excludes the following items from its Non-GAAP measures:
Goodwill impairment. After the completion of the separation, in the third quarter of fiscal 2025, the Company identified potential impairment indicators related to the trading price of the Company’s common stock and resulting market capitalization that warranted a quantitative impairment analysis of long-lived assets and goodwill. Management performed a quantitative impairment analysis and determined that the carrying value of the reporting unit exceeded its fair value, resulting in the recognition of a $1.8 billion impairment charge for the three and nine months ended March 28, 2025. The Company believes this charge does not reflect the Company’s operating results and is not indicative of the underlying performance of the business.
Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of the business over time and compare it against the Company’s peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Business separation costs. On October 30, 2023, Western Digital Corporation (“WDC”) announced that its board of directors (the “WDC Board of Directors”) authorized management to pursue a plan to separate the Company into an independent public company. The separation received final approval by the WDC Board of Directors and was completed on February 21, 2025. Prior to February 21, 2025, the Company was wholly-owned by WDC. As a result of the plan, the Company incurred separation and transition costs through the completion of the separation of the companies. The separation and transition costs are recorded within Business separation costs in the Condensed Consolidated Statements of Operations. The Company believes these charges do not reflect the Company’s operating results and that they are not indicative of the underlying results of its business.
Employee termination and other. From time to time, in order to realign the Company’s operations with anticipated market demand, the Company may terminate employees and/or restructure its operations. From time to time, the Company may also incur charges from the impairment of long-lived assets. In addition, the Company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods as well as from taking actions to reduce the amount of capital invested in facilities, including the sale-leaseback of facilities. These charges or credits are inconsistent in amount and frequency, and the Company believes they are not indicative of the underlying performance of its business.
(Gain) loss on business divestiture. In connection with the Company’s strategic decision to outsource the manufacturing of certain components and assemblies, on September 28, 2024, the Company completed the sale of 80% of its equity interest in one of its manufacturing subsidiaries. On September 25, 2025, the Company entered into an Amendment No. 1 to the Amended and Restated Equity Purchase Agreement that included a $10 million provision for working capital support. The Company recognized the adjustment as a Loss on business divestiture during the first fiscal quarter of 2026. The overall transaction resulted in a discrete gain, which the Company believes is not indicative of the underlying performance of its ongoing business operations.
Loss on debt extinguishment. From time to time, the Company incurs debt extinguishment charges consisting of the costs to call the existing debt and/or the write-off of any related unamortized debt issuance costs. These charges do not reflect the Company’s operating results, and the Company believes these charges are not indicative of the underlying performance of its business.
Other adjustments. From time to time, the Company incurs charges or gains that the Company believes are not a part of the ongoing operation of its business. For the three months ended January 2, 2026 and nine months ended April 3, 2026, Other adjustments include charges for the settlement of certain previously existing legal matters and the impairment of an investment, partially offset by a gain upon sale of an investment. The resulting expense or benefit is inconsistent in amount and frequency.
Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the Company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, Free cash flow is defined as cash flows provided by (used in) operating activities less purchases of property, plant and equipment, net, and Adjusted free cash flow is defined as free cash flow plus the activity related to Flash Ventures, net. The Company considers Free cash flow and Adjusted free cash flow generated in any period to be useful indicators of cash that is available for strategic opportunities, including, among others, investing in the Company’s business, making strategic acquisitions and strengthening the balance sheet. Gross Margin is calculated by dividing Gross Profit by Revenue. Non-GAAP Gross Margin is calculated by dividing Non-GAAP Gross Profit by Revenue.

Company Contacts:
Sandisk Corporation

Investor Contact:	Media Contact:
Ivan Donaldson	Media Relations
E: ivan.donaldson@sandisk.com	mediainquiries@sandisk.com
investors@sandisk.com